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                                   Exhibit 14

                         HOME LOAN FINANCIAL CORPORATION
                       CODE OF BUSINESS CONDUCT AND ETHICS

      The business of Home Loan Financial Corporation, and its subsidiaries, including The Home Loan Savings Bank (collectively, the "Company"), is based on trust. Our continued success depends on every director, officer or employee performing his or her job in an ethical, honest, professional and competent manner. This Code of Business Conduct and Ethics (this "Code of Ethics") has been adopted by the Board of Directors of the Company not only as a guide for directors, officers and employees to meet the expectations of the Company and encourage the reporting of questionable behavior, but also to demonstrate to customers, investors and the public the importance that the directors and management of the Company place on ethical conduct.

I.    COMPLIANCE WITH LAWS AND REGULATIONS

      Each director, officer and employee of the Company is expected to understand, respect and comply with all applicable laws and regulations and policies that apply to the performance of his or her position with the Company. If an employee does not understand a particular law or how it applies, the employee should seek appropriate guidance from his or her immediate supervisor. If a director or officer is uncertain with respect to a law or regulation, the director or officer should consult with legal counsel for the Company.

      The Company has several policies that address ethical issues that may not be explicitly discussed in this Code of Ethics, such as computer policy, loan policy and personnel policy. The Company expects that every director, officer and employee will fully comply with these and other policies adopted by the Company.

II.   REPORTING AND DISCLOSURE OBLIGATIONS

      The U.S. Securities and Exchange Commission (the "SEC") and The Nasdaq Stock Market ("Nasdaq") require the Company to issue financial statements in conformity with generally accepted accounting principles and to make public disclosures regarding certain aspects of its business. The Company expects all directors, officers and employees to keep accurate and complete books, records and accounts that enable the Company to meet its accounting and reporting requirements and to provide prompt, accurate answers to inquiries related to the Company's public disclosure requirements. All persons involved in the Company's disclosure process are required to maintain familiarity with the disclosure requirements applicable to the Company and shall not knowingly misrepresent, omit or cause others to misrepresent or omit material facts about the Company to others, whether within or outside the Company, including the Company's independent auditors.

      It is expected that any officer, director or employee of the Company involved in preparing the Company's disclosures, or any employee or officer asked to provide information relevant to such disclosure, will adhere to the above stated principles. Any employee or officer who, in good faith, believes that the Company's accounting methods are inappropriate or not in compliance with generally accepted accounting principles, or has concerns about any questionable accounting or auditing matters or any other accounting, internal control or auditing matter, should report this concern immediately to the Audit Committee of the Company. In addition, any officer or employee who becomes aware of a material event or fact involving the Company that has not been previously disclosed publicly by the Company should immediately report such material event or fact to either the Chief Financial Officer of the Company or directly to the Audit Committee.

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III.  CONFLICTS OF INTEREST

      Conflicts of interest arise when decisions or judgments in the course of fulfilling one's responsibility to the Company may be influenced by personal interests not shared by the Company. Examples of such conflicts are when an employee's family member has an interest in a transaction to which the Company is a party, when an individual competes with the Company with respect to a particular business opportunity or when an individual uses the property, information or resources of the Company for personal gain.

      When an actual or apparent conflict of interest is identified, an employee is expected to bring the matter to the attention of President, who will evaluate the matter. Any conflict of interest involving a director or executive officer must be brought to the attention of the Audit Committee of the Company. If the President or the Audit Committee, as appropriate, determines that a conflict does exist or may exist, the disinterested directors of the Company will decide how the matter shall be treated and the affected individual is expected to abide by the decision of the disinterested directors.

      Directors, officers and employees shall not solicit anything of value from prospective or current customers, associates, or any other individual or business in return for any business, service or confidential information of the Company. Each director, officer or employee may accept and give nominal, minimal-value business amenities that facilitate business or foster good business relations. Business meals, drinks, tickets to sporting events, and the like are generally acceptable if the amount or the frequency of such gifts is not excessive or unreasonable. Cash is never an acceptable gift.

      Notwithstanding the foregoing, in the event that a director, officer or employee cannot decline a gift or amenity that falls outside of the parameters discussed above without causing undue embarrassment to the Company or to the person offering such gift or amenity, the director, officer or employee may accept such gift or amenity, but shall promptly report it to the Audit Committee and, if a gift, the Audit Committee shall determine the proper disposal of the gift for the benefit of the Company.

IV.   CONFIDENTIALITY

      In the course of conducting the Company's business, directors, officers and employees often learn confidential or proprietary information about the Company, the Company's customers, prospective customers or other third parties. Directors, officers and employees must maintain the confidentiality of all such information, except when disclosure is authorized by management of the Company in accordance with the Company's privacy and disclosure policies or when disclosure is legally required. Confidential or proprietary information includes, among other things, any non-public information concerning the Company, including its businesses, financial performance, results or prospects, and any non-public information provided by a third party with the expectation that the information will be kept confidential and used solely for the business purpose for which it was conveyed.

V.    POLITICAL ACTIVITIES

      The Company respects your right to participate or not participate in the political process as you see fit. No director, officer or employee may use his or her position with the Company to make any other director, officer or employee feel compelled or pressured to work for or on behalf of any legislation, candidate, political party or committee, to make contributions for any political cause or candidate or to cast his or her vote in any particular way.

VI.   PROCEDURES FOR REPORTING VIOLATIONS

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      The Company expects full compliance with this Code of Ethics. Employees who are not executive officers shall report promptly any violation or suspected violation of this Code of Ethics to his or her supervisor, the President or the Audit Committee. If such an employee suspects a violation by, or is not comfortable reporting a suspected violation to, his or her supervisor or the President, the employee should report the violation directly to the Audit Committee. Executive officers and directors must promptly report any violation or suspected violation by an executive officer or director to the Audit Committee. The Company will not permit any retaliation against a director, executive officer or employee who appropriately reports a matter that he or she believes, in good faith, to be a violation of this Code of Ethics.

VII.  CONSEQUENCE OF NONCOMPLIANCE

      The Company will investigate any matter reported as a violation or suspected violation of this Code of Ethics and may take such disciplinary and corrective action, up to and including termination, as it finds to be appropriate and in the best interests of the Company.

      The Audit Committee shall investigate any alleged violation of this Code of Ethics by an executive officer or director. In the event that the Audit Committee determines that a violation has occurred, the Audit Committee is authorized to take such disciplinary and corrective action, up to and including termination, as it finds to be appropriate. In the event that the Audit Committee recognizes the occurrence of a violation of this Code of Ethics by a director or executive officer but elects to take no action against the offending director or executive officer, it shall report the violation to the Board of Directors. The Board of Directors shall then determine whether to take disciplinary action against the offending director or executive officer or to waive the violation. Any waiver of this Code of Ethics for directors or executive officers of the Company may be made only by the Board and will be promptly disclosed to shareholders as required by the rules and regulations of the SEC and Nasdaq and applicable law.

      Nothing in this Code of Ethics changes the general policy that the employment of any officer or employee of the Company can be terminated at any time and for any or no reason.

      THERE ARE MANY OTHER POLICIES THAT ARE VERY IMPORTANT TO THE COMPANY AND ITS OPERATIONS. NOTHING CONTAINED IN THIS CODE OF ETHICS SHALL RELIEVE ANY OFFICER, DIRECTOR OR EMPLOYEE FROM COMPLYING WITH ANY OTHER APPLICABLE COMPANY POLICY.

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                            EMPLOYEE ACKNOWLEDGEMENT
                                       OF
                       CODE OF BUSINESS CONDUCT AND ETHICS

      The Code of Business Conduct and Ethics will not answer or resolve every question you may have. If you are uncertain about what the right thing to do is, you are encouraged to seek the advice and guidance of the individuals designated in the Code of Business Conduct and Ethics.

      YOU MAY ALWAYS DIRECTLY REPORT ANY MATTER WHICH YOU BELIEVE, IN GOOD FAITH, TO BE A VIOLATION OF THIS CODE OF BUSINESS CONDUCT AND ETHICS TO THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS.

      I have read and understand the foregoing Code of Business Conduct and Ethics, have been given a copy to retain for my reference, and agree to be bound by its terms. I understand I can be subject to discipline, dismissal from my job and prosecution under the law for violating any of the above provisions of the Code of Business Conduct and Ethics.

________________________________________________________________________________
Print Name

________________________________________________________________________________
Signature                                           Date

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                             OFFICER ACKNOWLEDGEMENT
                                       OF
                       CODE OF BUSINESS CONDUCT AND ETHICS

      The Code of Business Conduct and Ethics will not answer or resolve every question you may have. If you are uncertain about what the right thing to do is, you are encouraged to seek the advice and guidance of the individuals designated in the Code of Business Conduct and Ethics.

      YOU MAY ALWAYS DIRECTLY REPORT ANY MATTER WHICH YOU BELIEVE, IN GOOD FAITH, TO BE A VIOLATION OF THIS CODE OF BUSINESS CONDUCT AND ETHICS TO THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS.

      I have read and understand the Company's Code of Business Conduct and Ethics, have been given a copy to retain for my reference, and agree to be bound by its terms. I understand I may be subject to discipline, dismissal from my job and prosecution under the law for violating any of the above provisions of the Code of Business Conduct and Ethics.

________________________________________________________________________________
Print Name

________________________________________________________________________________
Signature                                           Date

                            DIRECTOR ACKNOWLEDGEMENT
                                       OF
                       CODE OF BUSINESS CONDUCT AND ETHICS

      The Code of Business Conduct and Ethics will not answer or resolve every question you may have. If you are uncertain about what the right thing to do is, you are encouraged to seek the advice and guidance of the individuals designated in the Code of Business Conduct and Ethics.

      YOU MAY ALWAYS DIRECTLY REPORT ANY MATTER WHICH YOU BELIEVE, IN GOOD FAITH, TO BE A VIOLATION OF THIS CODE OF BUSINESS CONDUCT AND ETHICS TO THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS.

      I have read and understand the foregoing Code of Business Conduct and Ethics, have been given a copy to retain for my reference, and agree to be bound by its terms. I understand I can be subject to discipline, removal for cause from the Board of Directors and prosecution under the law for violating any of the above provisions of the Code of Business Conduct and Ethics.

________________________________________________________________________________
Print Name

________________________________________________________________________________
Signature                                           Date